CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                   SERIES C 8% CONVERTIBLE PREFERRED STOCK OF

                                  CELCOR, INC.

             Pursuant to Section 151 of the General Corporation Law

                            of the State of Delaware

     Celcor, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as Series C 8% Convertible Preferred Stock.

     RESOLVED, that a series of 1,000,000 shares of the class of authorized Preferred Stock of the Corporation, par value one mill ($.001) per share, be hereby created, said shares to be designated as Series C 8% Convertible Preferred Stock ("8% Convertible Preferred Stock"), and the powers and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

                  (a) The stated value of the 8% Convertible Preferred Stock shall be Three Dollars ($3.00) per share. The holders of 8% Convertible Preferred Stock, in preference to the holders of the Common Stock of the Corporation, shall be entitled to receive dividends at the rate of $.24 per share per annum, and no more, the same being equal to 8% of the stated value per share thereof, and no more, payable on June 30, 1997 and quarterly thereafter. Such preferential dividend on shares of 8% Convertible Preferred Stock shall commence to accrue from the date of issue of such shares.

     Preferential dividends on the 8% Convertible Preferred Stock shall be deemed to accrue from day to day. Such preferential dividends shall be cumulative, and the deficiency, if any, shall be fully paid or declared and set apart before any dividend shall be paid upon or declared or set apart for the Common Stock. Accumulations of dividends on shares of 8% Convertible Preferred Stock shall not bear interest.

                  (b) The 8% Convertible Preferred Stock shall be preferred as to assets over the Common Stock, so that in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of 8% Convertible Preferred Stock shall be entitled to have set apart for them, or to be paid out of the assets of the Corporation, before any distribution is made to or set apart for the holders of the Common Stock, an amount in cash equal to Three Dollars ($3.00) per share plus a sum equal to accrued and unpaid dividends thereon, whether or not declared, and no more.

                  (c) Except as otherwise herein or by law provided, the 8% Convertible Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stock-holders of the Corporation.

                  (d) Each share of the 8% Convertible Preferred Stock may be converted, at the option of the holder thereof, at any time during the period beginning July 1, 1994 and ending June 30, 1997 into three (3) shares of fully paid and nonassessable Common Stock of the Corporation, subject to adjustment, however, as hereinafter in paragraph (e) provided. Upon any such conversion of shares of 8% Convertible Preferred Stock no allowance or adjustment shall be made with respect to the dividends upon either class of Stock.

                  Such option to convert shares of 8% Convertible Preferred Stock into Shares of Common Stock may be exercised by, and only by, surrendering for such purpose to the Corporation, at the office of the Corporation or that of one of its Transfer Agents for its Common Stock, certificates representing the shares to be converted, duly endorsed or accompanied by proper instruments of transfer, if so required by the Corporation or any such Transfer Agent. At the time of such surrender, the person exercising such option to convert shall be deemed to be the holder of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.

                  The term "Common Stock," as used in paragraphs (a)-(k), shall mean Common Stock of the character authorized at the date of the initial issuance of the 8% Convertible Preferred Stock or, in case of a reclassification or exchange of such Common Stock, shares of the stock into or for which such Common Stock shall be reclassified or exchanged and all provisions of paragraphs
(a)-(k) shall be applied appropriately thereto and to any stock resulting from any subsequent reclassification or exchange thereof.

                  (e) The number of shares of Common Stock into which the shares of 8% Convertible Preferred Stock may be converted shall be subject to adjustment from time to time in certain instances as follows:

                  (1) The term "Conversion Price" as used herein means an amount such that when the sum of $3.00 is divided by such Conversion Price, the result is the number of shares of Common Stock into which one share of 8% Convertible Preferred Stock will be converted. The initial Conversion Price hereunder shall be $1.00.

                  (2) If at any time the outstanding shares of Common Stock of the Corporation shall be subdivided or combined into a greater or smaller number of shares (by way of reclassification or split up of shares or in any other manner), then the conversion Price shall be multiplied by a fraction, the numerator of which is the total number of issued and outstanding Common Shares prior to such subdivision or combination and the denominator of which is the total number of issued and outstanding shares of Common Stock immediately after such subdivision or combination.

                  (3) If at any time there is declared on the Common Stock of the Corporation any dividend payable in Common Stock of the Corporation, then the Conversion Price shall be multiplied by a fraction, the numerator of which is the total aggregate number of shares of Common Stock issued and outstanding prior to such dividend, and the denominator of which is the total number of issued and outstanding shares of Common Stock immediately after such dividend.

                  (4) If the Corporation shall issue or sell any shares of Common Stock (excluding certain shares hereinafter set forth in clause (5) of this paragraph (e)) for a consideration per share other than the Conversion Price in effect immediately before the time provided for such adjustment, said conversion price shall be adjusted to a price determined by dividing:

                  (i) an amount equal to (A) the number of issued shares of Common Stock immediately prior to such issuance or sale multiplied by the then current conversion price plus (B) the consideration, if any, received by the Corporation upon such issuance or sale and plus (C) the net excess, if any, of the aggregate proceeds actually received from the prior sale or issuance of Common Stock (except as provided in clause (5) of this paragraph (e)) over the then current conversion price less (D) the deficiency in the aggregate proceeds, received or deemed to be received, from the prior sale or issuance of Common Stock (except as provided in clause (5) of this paragraph (e)) under the then current Conversion Price (excluding the consideration received under (B) above) all as determined since the last required change in the Conversion Price as a result of this formula, by

                (ii) the number of issued shares of Common Stock immediately after such issuance or sale.

     After such calculation, the number of shares of Common Stock deliverable upon conversion of each share of the 8% Convertible Preferred Stock shall be the quotient obtained by dividing $3.00 by the Conversion Price so adjusted; provided, however, that notwithstanding the foregoing, no adjustment shall be made pursuant to this clause (4) which would result in an increase in the Conversion Price over $1.00.

     For the purpose of this clause (4), the following provisions shall be applicable:

                  (aa) In case of the issuance or sale of Common Stock for cash, the consideration shall be deemed to be the cash proceeds received by the Corporation before deducting any discounts, commissions or other expenses incurred in connection therewith. In the case of issuance or sale of Common Stock (otherwise than upon conversion or exchange of securities by their terms convertible or exchangeable into Common Stock) for a consideration other than cash, the amount of such consideration shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of the accounting treatment thereof.

                  (bb) If the Corporation issues options or rights to subscribe for shares of Common Stock or issues securities convertible into, exchangeable for, or carrying rights of purchases of, shares of Common Stock, and if the consideration per share of the Common Stock deliverable upon exercise of such options or rights or upon conversion or exchange of such securities (determined by dividing the total amount received or receivable by the Corporation as consideration for the granting of such options or rights or the issue or sale of such convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof, by the total maximum number of shares of Common Stock issuable upon such exercise, conversion or exchange), is less than the conversion price in effect as to the 8% Convertible Preferred Stock immediately prior to such issuance:

                  (i) In the case of options or rights, the shares of Common Stock deliverable upon their exercise shall be considered to have been issued at the time of issuance of such options or rights and the aggregate consideration shall be the minimum purchase price payable to the Corporation upon exercise of such option or rights plus any additional consideration received by it for such options or rights at the time of their issuance.

                  (ii) In the case of convertible or exchangeable securities, the maximum number of shares of Common Stock initially deliverable upon their conversion or exchange shall be considered to have been issued at the time of issuance or sale of such securities and for a consideration equal to the consideration received by the Corporation for such securities, before deducting any discounts, commissions or other expenses in connection with the issuance and sale of such securities, plus the minimum additional consideration, if any, receivable by the Corporation upon the conversion or exchange thereof.

                  (iii) No further adjustment of a conversion price shall be made upon the actual issue of such Common Stock, upon the exercise of such rights or options or upon the conversion or exchange of such convertible or exchangeable securities.

                  (iv) Upon the expiration of such options or rights, or the termination of such right to convert or exchange, the conversion price shall forthwith be readjusted to such conversion price as would have obtained had the adjustment made upon the issuance of such options, rights, or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such securities.

                  (v) In the event that, prior to the expiration of such options or rights or the termination of such right to convert or exchange, the consideration payable on the issuance, sale or delivery of the shares of Common Stock shall increase, or the number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable security shall decrease, the conversion price shall forthwith be readjusted to such conversion price as would have obtained had the adjustment made upon the issuance of such options, rights or convertible or exchangeable securities been made (except with respect to options or rights exercised or securities converted or exchanged prior to such readjustment) upon the basis of such increased consideration payable or decreased number of shares deliverable.

                  (vi) Options or rights issued or granted pro rata to stockholders without consideration and securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Common Stock, which securities are issuable by way of dividend or other distribution to stockholders, shall be deemed to have been issued or granted at the close of business on the date fixed for the determination of stockholders entitled thereto and shall be deemed to have been issued without consideration.

                  (cc) Any shares of Common Stock or other securities held in the treasury of the Corporation shall be deemed issued and the sale or other disposition thereof shall not be deemed an issuance or sale thereof.

                  (5) The conversion price shall not be adjusted by reason of the issuance of shares pursuant to options or stock purchase agreements granted to, or entered into with, officers and employees of the Corporation or of any subsidiary, provided that such shares shall not exceed 300,000 shares of Common Stock, and provided further that such number of 300,000 shares shall be increased or decreased proportionately in the event of the subdivision or combination of the outstanding shares of Common Stock of the Corporation into a greater or smaller number of shares (by way of reclassification or split up of shares or in any other manner) or the declaration of stock dividends on the Common Stock of the Corporation.

                  (6) No adjustment in the conversion prices resulting from the application of the foregoing provisions is to be given effect unless, by making such adjustment, the conversion price in effect immediately prior to such adjustment would be changed by ten (10) cents or more, but any adjustment which would change the conversion price by less than ten (10) cents is to be carried forward and given effect in making future adjustments; provided that in making future adjustments under clause (4) of this paragraph (e) adjustments which are already given effect in subparagraph (i) of clause (4) shall not otherwise be carried forward. All calculations under this paragraph (e) shall be made to the nearest one-thousandth (1/1,000th) of one cent or to the nearest one-hundred thousandth (1/100,000th) of a share, as the case may be.

                  (f) Whenever the number of shares of Common Stock deliverable upon the conversion of the shares of 8% Convertible Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file at its principal office and with the transfer agent or agents for the 8% Convertible Preferred Stock and for such Common Stock a statement, signed by the President or one of the Vice-Presidents of the Corporation and by its Treasurer or one of its Assistant Treasurers stating the adjusted number of shares of Common Stock deliverable per share of 8% Convertible Preferred Stock and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

                  The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 8% Convertible Preferred Stock and all other outstanding shares and other securities which are convertible into Common Stock, and upon exercise of any outstanding rights or options to purchase Common Stock.

                  (g) In connection with the conversion of shares of 8% Convertible Preferred Stock into Common Stock, no fractions of shares of 8%
Convertible Preferred Stock or of Common Stock shall be issued; and, in lieu thereof, non-dividend bearing non-voting scrip (exchangeable when combined for full shares) may be issued, or the Board of Directors may make such provisions for the stockholders in lieu of the issue of scrip as it may determine, including payment in cash or sale of stock to the extent of any fractions of shares and distribution of the net proceeds or otherwise. The Board of Directors may determine and fix the form of such scrip, whether bearer or otherwise, the denomination thereof, the expiration dates thereof, any provisions permitting sale of the full shares for which such scrip is exchangeable for the account of the holder of such scrip (or in lieu of sale of such full shares, provisions for the determination of the value thereof and for payment of the value so determined to the holders of such scrip), and any other terms or provisions of such scrip as it may deem advisable.

                  (h) Shares of 8% Convertible Preferred Stock that have been converted shall not be reissued.

                  (i) While any of the 8% Convertible Preferred Stock is outstanding the Corporation shall not alter or change the preferences, special rights or powers of the 8% Convertible Preferred Stock so as to adversely affect the 8% Convertible Preferred Stock without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of 8% Convertible Preferred Stock then outstanding.

                  (j)(i) The Corporation, at the option of its Board of Directors and in a manner set forth in this paragraph (j), may at any time after July 1, 1996, redeem the Preferred Stock at a price of $4.50 per share (plus all accrued and unpaid dividends), in whole or in part from any source of funds legally available therefor.

                  (ii) In the event of a redemption of only part of the then outstanding Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of such shares.

                 (iii) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice"; the Preferred Stock referenced in such Redemption Notice shall be referred to herein as the "Redeemed Stock") shall be mailed, postage prepaid, to each holder of record of the Redeemed Stock at his or her post office address last shown on the records of the Corporation.

     The Redemption Notice shall state:

     (1) Whether all or less than all the outstanding Preferred Stock being redeemed are to be redeemed and the total number of shares being redeemed;

     (2) The number of shares of Redeemed Stock held by the holder which the Corporation intends to Redeem;

     (3) The Redemption Date, and

     (4) That the holder is to surrender to the Corporation, in a manner and at a place designated, the certificate or certificates representing the Redeemed Stock to be redeemed.

     (iv) On or before the Redemption Date, each holder of Redeemed Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice and thereupon the sum of $4.50 per share of Redeemed Stock (plus accrued but unpaid dividends) shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (k) While any of the 8% Convertible Preferred Stock is outstanding, the Corporation will not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of 8% Convertible Preferred Stock then outstanding, consolidate or merge with or into another corporation (whether or not the Corporation is the surviving corporation), or sell all or substantially all of its assets to another corporation, unless in connection therewith lawful and adequate provision is made whereby the holders of 8% Convertible Preferred Stock shall receive the right to convert during the Conversion Period into the kind and amount of shares of stock and other securities to be received by holders of the number of shares of Common Stock of the Corporation into which the 8% Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger or sale, which right shall be subject to adjustment, as nearly equivalent as may be practicable to the adjustments provided for in paragraphs (a)-(k).

     IN WITNESS WHEREOF, Celcor Inc. has caused this Certificate of Designations, Preferences and Rights of Series C 8% convertible Preferred Stock, to be duly executed by an officer thereunto authorized, and its corporate seal to be affixed hereto and attested, this _____th day of ___________, 199__:

                                              CELCOR INC.



                                               By_______________________________
                                                 Dr. Nanshan Wu, President

(Corporate Seal)

Attest:


By _________________________
   Michael, Hsu, Secretary

                                   CELCOR INC.

              NOTICE OF ELECTION TO CONVERT SERIES C 8% CONVERTIBLE

                                 PREFERRED STOCK

             (To be signed only upon exercise of conversion rights)

TO CELCOR INC.

         The undersigned, the holder of ________________ shares of Celcor Inc., Series C 8% Convertible Preferred Stock ("Preferred C Stock") (certificates enclosed herewith), hereby irrevocably elects to exercise the right to convert such Preferred C Stock at the current conversion price in effect for the Preferred C Stock into shares of Common Stock of Celcor Inc., and requests that the certificates for such shares be issued in the name(s) of, and delivered to, ____________________, whose address(es) is (are)


                                                      __________________________
                                                      Print name(s) to appear on
                                                      Common Stock Certificates

Date:

Check here if shares are to be issued
otherwise than to the registered holder: ______

                                                ________________________________
                                                (Signature  must  conform in all
                                                 respects to  the  name  of the
                                                 Holders as  specified in every
Fill in for registration of shares of            particular without  alteration
Common Stock if to be issued otherwise           or enlargement on the face of
than to the registered holder:                   this Certificate

______________________________________           _______________________________
(Name)                                                        (Name)


______________________________________           _______________________________
(Address)                                                     (Address)


______________________________________           _______________________________


______________________________________           _______________________________
(Social Security or other Taxpayer               (Social  Security  or  other
 ID Number)                                       Taxpayer ID Number)